UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2018

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY		14209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 882-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2018, Computer Task Group, Incorporated (“CTG”) entered into a Second Amendment Agreement (“Amendment”) amending the Credit and Security Agreement (the “Credit Agreement”) dated December 21, 2017 among CTG, as Borrower, KeyBank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and KeyBanc Capital Markets Inc., as Lead Arranger and Sole Book Runner.

The Amendment amends paragraph 5.8(n) of Section 5.8 Borrowing of the Credit Agreement to provide for an increase in Indebtedness for Foreign Subsidiaries, not covered by certain Indebtedness as set forth in paragraph 5.8 of the Credit Agreement, in an aggregate principal amount for all Foreign Subsidiaries not to exceed Ten Million Dollars ($10,000,000) at any time outstanding and added paragraph 5.8(o) to provide for other Indebtedness not covered by the Indebtedness set forth in paragraph 5.8, in an aggregate principal amount for all Companies not to exceed Five Million Dollars ($5,000,000) at any time outstanding.

Capitalized terms that are not defined herein have the meaning set forth in the Credit Agreement.

The description of the Amendment is qualified in its entirety by the copy thereof, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Second Amendment Agreement dated as of October 10, 2018 to the Credit Agreement dated as of December 21, 2017 by and among Computer Task Group, Incorporated as Borrower, with KeyBank National Association as Administrative Agent, Swing Line Lender and Issuing Lender and KeyBanc Capital Markets Inc. as Lead Arranger and Sole Book Runner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Task Group, Incorporated

Date: October 15, 2018	By:	/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel & Secretary

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